Exhibit 99.1

Imperva Announces First Quarter 2018 Financial Results

•	Total revenue of $84.2 million, up 17% year-over-year

•	Subscription revenue growth of 28% year-over-year

•	GAAP operating loss of $(11.2) million; Non-GAAP operating income of $7.8 million

•	Generated $22.5 million in operating cash flow and $19.7 million in free cash flow

Redwood Shores, Calif. – April 26, 2018 – Imperva, Inc. (NASDAQ: IMPV), a leading global provider of best-in-class cybersecurity solutions on premises, in the cloud, and across hybrid environments, announced today financial results for the first quarter ended March 31, 2018.

“We had solid first quarter results while at the same time driving foundational and structural changes in support of our profitable growth strategy,” stated Chris Hylen, President and Chief Executive Officer of Imperva. “We continue to see strong demand in the market for our FlexProtect hybrid licensing program. We remain confident that Imperva is well positioned to help customers with our hybrid capabilities as they transition from on-premise solutions to the cloud.”

First Quarter 2018 Financial Highlights

•	Revenue: Total revenue was $84.2 million, a year-over-year increase of 17%. Services revenue was $63.7 million, a year-over-year increase of 21%. Within services revenue, subscription revenue grew 28% year-over-year to $35.0 million. Product revenue was $20.5 million, a year-over-year increase of 5%.

•	Operating Income (Loss): GAAP operating loss was $(11.2) million compared to a loss of $(11.7) million during the first quarter in 2017. Non-GAAP operating income was $7.8 million, compared to $3.1 million during the same period in 2017.

•	Net Income (Loss): GAAP net loss was $(9.8) million, or $(0.28) per share based on 34.5 million weighted average diluted shares outstanding which included approximately $4.3 million of restructuring and non-routine consulting expenses related to our restructuring and strategy. This compares to net income of $23.1 million, or $0.68 per share based on 33.8 million weighted average diluted shares outstanding in the first quarter of 2017, which included a $35.9 million gain related to the sale of Skyfence.

Non-GAAP net income was $9.2 million, or $0.26 per share based on 35.0 million weighted average diluted shares outstanding. This compares to a non-GAAP net income of $3.0 million, or $0.09 per share based on 33.8 million weighted average diluted shares outstanding in the first quarter of 2017 which excludes the gain related to the sale of Skyfence.

•	Balance Sheet and Cash Flow: As of March 31, 2018, Imperva had cash, cash equivalents and investments of $378.8 million and no debt. Total deferred revenue was $156.4 million, an increase of 25% compared to $125.1 million as of March 31, 2017. Short-term deferred revenue of $121.8 million increased 21% compared to $101.0 million as of March 31, 2017. The opening balance of deferred revenue for the first quarter of 2018 was reduced by $3.6 million due to a reclassification to retained earnings resulting from the accounting change to ASC 606. Excluding this impact, our total deferred revenue growth would have been even stronger year over year.

The company generated $22.5 million in net cash from operations, compared to $18.5 million for the first quarter of 2017. The company generated $19.7 million in free cash flow (cash flows from operating activities, less capital expenditures), compared to $16.5 million for the first quarter of 2017.

As previously disclosed, the Company has adopted ASC 606 under the modified retrospective method effective January 1, 2018. The accounting impact on revenue, expenses and income has been provided in the tables included in this press release.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Operating Highlights

•	During the first quarter of 2018, Imperva booked 183 deals with a value over $100,000, an increase of 29% compared to 142 in the first quarter of 2017.

•	During the first quarter of 2018, Imperva added 160 new customers, an increase of 12% compared to 143 during the first quarter of 2017. Imperva now has approximately 6,200 customers in more than 100 countries around the world.

•	Imperva appointed Imperva veteran, David Woodcock, to lead worldwide sales.

•	Gerri Elliott is stepping down from the Board of Directors due to her new role as EVP and Chief Sales and Marketing Officer at Cisco. We want to thank Gerri for all of her contributions over the years, and we wish her the very best.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results and provide a business outlook for the second quarter and full year 2018. To access the conference call, dial (866) 548-4713 for the U.S. or Canada or (323) 794-2093 for international callers. The webcast will be available live on the Investors section of the company’s website at www.imperva.com. An audio replay of the call will also be available to investors by phone beginning at approximately 5:00 p.m. Pacific Time on April 26, 2018 until 8:59 p.m. Pacific Time on May 10, 2018, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode #1979992. In addition, an archived webcast will be available on the Investors section of the company’s website at www.imperva.com.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical and forward-looking non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic and diluted loss per share, free cash flow and forward-looking non-GAAP gross margin. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses, amortization of purchased intangibles, restructuring and non-routine consulting expenses related to our restructuring and strategy, costs associated with the review of strategic alternatives and non-routine stockholder matters, gain on sale of business and provision for income taxes on sale of business from the Imperva unaudited condensed consolidated statement of operations and net purchases of property and equipment from the unaudited condensed consolidated statement of cash flows.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-routine items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Imperva does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, Imperva does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, acquisition- and disposition-related expenses and restructuring costs, which are inherently difficult to predict with reasonable accuracy. Stock-based compensation expense, for example, is difficult to estimate because it depends on the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, the company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the company’s outlook.

Forward-Looking Statements

This press release contains and the conference call will include forward-looking statements, including without limitation those regarding the company’s expectations regarding demand for its FlexProtect hybrid licensing program and the transition of customers to the cloud, its intentions regarding profitability and growth, key growth priorities, sales execution in North America, the size of the company’s market opportunity and the company’s belief and expectations regarding its foundational and structural changes in support of such profitability and growth, as well as our business outlook and expectations for the second quarter and full year 2018. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: demand for the company’s cyber security solutions may not increase or may decrease, including as a result of global macroeconomic conditions and other economic conditions that may reduce enterprise software or security spending generally or customer perceptions about the necessity or reliability of solutions such as ours; the company’s sales expectations for its FlexProtect hybrid licensing program and for sales to large customers may not materialize in a particular quarter or at all; the company may not timely introduce new products or services or versions of its products or services and such products or services may not be accepted by the market or may have defects, errors, outages or failures; competitors may be perceived by customers to offer greater value or to be better positioned to help handle cyber security threats and protect their businesses from major risk; existing customers may focus their additional cyber security spending on other technologies or addressing other risks; the company’s growth may be lower than anticipated; the markets that the company addresses may not grow as anticipated; the company may not be able to achieve the anticipated operational efficiencies and other benefits of the restructuring initiative; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-K filed with the Securities and Exchange Commission, or the SEC, on February 23, 2018 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® is a leading cybersecurity company that delivers best-in-class solutions to protect data and applications – wherever they reside – on-premises, in the cloud, and across hybrid environments. The company’s Incapsula, SecureSphere, and CounterBreach product lines help organizations protect websites, applications, APIs, and databases from cyberattacks while ensuring compliance. Imperva innovates using data, analytics, and insights from our experts and our community to deliver simple, effective and enduring solutions that protect our customers from cybercriminals. Learn more at www.imperva.com, our blog, or Twitter.

© 2018 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, CounterBreach, Incapsula, SecureSphere, ThreatRadar, and Camouflage along with its design are trademarks of Imperva, Inc. and its subsidiaries.

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IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2018	2017
Net revenue:
Products and license	$20,512	$19,578
Services	63,732	52,730

Total net revenue	84,244	72,308
Cost of revenue: (1)
Products and license	2,274	1,932
Services	16,566	13,020

Total cost of revenue	18,840	14,952

Gross profit	65,404	57,356
Operating expenses: (1)
Research and development	19,157	17,450
Sales and marketing (2)	39,531	37,124
General and administrative (3)	15,270	13,536
Restructuring charges	2,551	667
Amortization of acquired intangible assets	132	317

Total operating expenses	76,641	69,094

Loss from operations	(11,237)	(11,738)
Gain on sale of business	—	35,871
Other income, net	977	(92)

Income (loss) before provision for income taxes	(10,260)	24,041
Provision for income taxes (3)	(479)	958

Net (loss) income	$(9,781)	$23,083

Net (loss) income per share of common stock stockholders, basic	$(0.28)	$0.70

Net (loss) income per share of common stock stockholders, diluted	$(0.28)	$0.68

Shares used in computing earnings per share of common stock, basic	34,457	33,207

Shares used in computing earnings per share of common stock, diluted	34,457	33,771

(1) Stock-based compensation expense as included in above:
Cost of revenue	$1,321	$1,269
Research and development	2,445	4,768
Sales and marketing	3,314	3,466
General and administrative	7,557	3,432
Restructuring charges	—	675

Total stock-based compensation expense	$14,637	$13,610

(2) Non-routine consulting related to our restructuring and strategy as included in above:
Sales and marketing	$1,700	$—
(3) Disposition related expense as included in above:
General and administrative	$—	$925
Provision for income taxes on sales of business	—	901

	$—	$1,826

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$214,274	$192,538
Short-term investments	164,535	166,993
Restricted cash	51	52
Accounts receivable, net	59,218	75,535
Deferred costs	4,452	—
Inventory	162	617
Prepaid expenses and other current assets	16,331	14,894

Total current assets	459,023	450,629
Property and equipment, net	23,693	25,407
Goodwill	36,390	36,389
Acquired intangible assets, net	3,052	3,184
Severance pay fund	6,418	6,554
Restricted cash	2,332	2,284
Deferred tax assets	2,743	2,022
Other assets including non-current deferred costs	15,455	1,593

TOTAL ASSETS	$549,106	$528,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,514	$5,869
Accrued compensation and benefits	24,876	22,913
Accrued and other current liabilities	10,576	11,417
Deferred revenue	121,818	126,174

Total current liabilities	162,784	166,373
Other non-current liabilities	6,170	6,253
Deferred revenue	34,575	33,081
Long-term accrued severance pay	7,316	7,238

TOTAL LIABILITIES	210,845	212,945

Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Common stock	3	3
Additional paid-in capital	586,365	572,106
Accumulated deficit	(246,845)	(256,537)
Accumulated other comprehensive loss	(1,262)	(455)

TOTAL STOCKHOLDERS’ EQUITY	338,261	315,117

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$549,106	$528,062

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,781)	$23,083
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,111	2,376
Stock-based compensation	14,637	13,610
Amortization of deferred costs	1,041	—
Amortization of acquired intangibles	132	317
Amortization of premiums/accretion of discounts on short-term investments	(387)	(91)
Gain on sale of business	—	(35,871)
Other	34	(646)
Changes in operating assets and liabilities:
Accounts receivable, net	16,317	17,689
Inventory	439	110
Deferred costs	(3,626)	—
Prepaid expenses and other assets	(1,529)	(910)
Accounts payable	497	(804)
Accrued compensation and benefits	1,963	2,265
Accrued and other liabilities	(399)	1,169
Severance pay (net)	214	295
Deferred revenue	700	(3,869)
Deferred tax assets	(861)	(227)

Net cash provided by operating activities	22,502	18,496

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales/maturities of short-term investments	11,704	28,521
Purchase of short-term investments	(9,255)	(51,130)
Proceeds from sale of business	—	35,015
Net purchases of property and equipment	(2,792)	(1,949)

Net cash provided by investing activities	(343)	10,457

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of repurchases	5,293	4,026
Shares withheld for tax withholding on vesting of restricted stock units	(5,672)	(4,632)

Net cash used in financing activities	(379)	(606)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3	646

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	21,783	28,993
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period	194,874	109,295

CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period	$216,657	$138,288

IMPERVA, INC. AND SUBSIDIARIES

Topic 606 Adoption Financial Impact

(In thousands, except per share data)

(Unaudited)

	As reported	Adjustments	Balances without adoption of Topic 606
Net revenue:
Products and license	$20,512	$(234)	$20,278
Services:
Subscriptions	34,953	86	35,039
Maintenance and Support	25,226	(958)	24,268
Professional services and training	3,553	62	3,615

Total services	63,732	(810)	62,922

Total net revenue	84,244	(1,044)	83,200

Operating expenses:
Sales and marketing	39,531	2,583	42,114

Loss from operations	(11,237)	(3,627)	(14,864)

Net loss	$(9,781)	$(3,627)	$(13,408)

Net loss per share of common stock stockholders, basic and diluted	$(0.28)	$(0.11)	$(0.39)

IMPERVA, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31
	2018	2017
GAAP operating income (loss)	$(11,237)	$(11,738)
Plus:
Stock-based compensation expense	14,637	12,934
Acquisition- and disposition-related expense	—	925
Restructuring	2,551	667
Non-routine consulting related to our restructuring and strategy	1,700	—
Amortization of purchased intangibles	132	317

Non-GAAP operating income (loss)	$7,783	$3,105

GAAP net income (loss)	$(9,781)	$23,083
Plus:
Stock-based compensation expense	14,637	12,934
Acquisition- and disposition-related expense	—	925
Restructuring	2,551	667
Non-routine consulting related to our restructuring and strategy	1,700	—
Amortization of purchased intangibles	132	317
Gain on sale of business	—	(35,871)
Provision for income taxes on sale of business	—	901

Non-GAAP net income (loss)	$9,239	$2,956

Weighted average shares outstanding, basic	34,457	33,207
Weighted average shares outstanding, diluted	35,034	33,771
Non-GAAP net income (loss), basic	$0.27	$0.09
Non-GAAP net income (loss), diluted	$0.26	$0.09

IMPERVA, INC. AND SUBSIDIARIES

Reconciliation of Free Cash Flow

(In thousands)

(Unaudited)

	Three months ended March 31
	2018	2017
Net cash provided by operating activities	$22,502	$18,496
Less:
Net purchases of property and equipment	(2,792)	(1,949)

Total free cash generated	$19,710	$16,547

Use of Non GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation. When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation expense. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock based compensation expense from its non—GAAP financial measures primarily because it does not consider such expense as part of its ongoing operating results when assessing the performance of its business, and the exclusion of the expense facilitates the comparison of current period results with results from prior periods.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expense for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Disposition-related Expense, Gain on Sale of Business, and Provision for Income Taxes on Sale of Business. Imperva completed the sale of the Skyfence business during the first quarter of 2017. Imperva incurred legal, accounting, advisory and other transaction-related expense in connection with this transaction and excluded the associated disposition-related expenses from its non-GAAP financial measures because they are not representative of ongoing operating costs. Imperva also excluded the gain on the sale of the Skyfence business and the related tax effects given that such gain and the associated taxes are not representative of Imperva’s ongoing operations.

Imperva does not acquire or dispose of businesses on a predictable cycle and the expenses, gains (if any) and the associated taxes from these transactions vary significantly and are unique to each transaction. Imperva records acquisition- and disposition-related expense as operating expense when incurred and the gain on sale of business and provision for income taxes associated with the sale were recorded at the time the Skyfence transaction closed. As a result, when they occur, these expenses, gains and taxes affect comparability from period to period and Imperva believes that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses, gains and taxes to facilitate the comparison of current period results with the results from prior periods.

Restructuring Charges. Imperva undertook a restructuring plan in the fourth quarter of 2016 and recorded additional restructuring charges in connection with the plan during the first quarter of 2017, substantially all of which were related to stock-based compensation expense associated with accelerated vesting of equity awards for certain terminated employees. In addition, Imperva undertook a restructuring plan in the first quarter of 2018, and recorded restructuring charges in connection therewith related to cash severance payments, as well as non-routine consulting expenses related to the restructuring and our strategy. In contrast to cost-reduction initiatives that are part of ongoing operations, the restructuring plans resulted in severance and consulting costs that we believe are not representative of ongoing operating costs. Because the restructuring plans were incremental to the operating activities of Imperva’s core business, Imperva has excluded the expense associated with the restructuring from its non-GAAP financial measures to facilitate the comparison of current period results with the results from prior periods.

Contacts

Investor Relations

Imperva, Inc.

Sunil Shah, 650-832-6852

IR@imperva.com

sunil.shah@imperva.inc.